Deer Consumer Products, Inc. Announces Record 2nd Quarter Earnings – Net Income Up 197% to EPS $0.16, Raises 2009 Earnings Guidance to EPS $0.93

•	Record revenues of $15.3 million, an increase of 34.3% from Q2 in 2008
•	Record net income of $1.7 million, an increase of 197% from Q2 in 2008, EPS of $0.16
•	Anticipates earnings growth momentum to continue for the rest of 2009

NEW YORK, Aug 13, 2009 /PRNewswire-Asia/ -- Deer Consumer Products, Inc. (Nasdaq: DEER - News; Website: www.deerinc.com), one of the world's largest manufacturers of home and kitchen electronics marketing to both global and Chinese domestic consumers, is pleased to announce record financial results for the 2nd quarter ended June 30, 2009.

Record 2nd Quarter Revenues

•	Revenues of $15.3 million, up 34.3%, compared to $11.4 million in Q2 2008
•	Significant revenue increase was attributed to the Company’s marketing success in both domestic and international markets

Record 2nd Quarter Net Income

•	Net income of $1.7 million, up 197%, compared to $0.58 million in Q2 2008
•	The significant increase in net income was primarily due to greater economies of scale in production costs combined with rapid growth in revenues and significantly improved operating efficiency.

Anticipates Earnings Growth to Continue in 2009

Based on customer orders received and anticipated product delivery schedule for the remainder of 2009, DEER has raised 2009 earnings guidance to approximately $0.93 per share, or approximately $10.5 million in net income on 2009 revenue guidance of approximately $81 million. In 2008, DEER reported US GAAP audited revenue of $43.8 million, net income of $3.4 million and earnings per share of $0.39 on a post share split basis. DEER currently has 11.28 million shares issued and outstanding.

Management Comments & Strategies – Organic Growth and Strategic Acquisitions

Bill He, Deer's Founder, Chairman & CEO commented, “We are experiencing record sales and growth both in the domestic and international markets as businesses and consumers respond to the results of improving economic environment in the consumer marketplace. In addition, I am delighted with our ability to focus on cost efficiency in all market efforts and the resulting improvements in our bottom line. Deer will continue to expand our market penetration organically while seek out potential synergistic acquisition targets that may be immediately accretive to our earnings growth. As a market leader in China’s consumer based home electronics, Deer is well positioned to further benefit from the global economic recovery.”

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. (www.deerinc.com) is a NASDAQ listed U.S. public company headquartered in China. Supported by more than 103 patents and approximately 1,500 full time and part time employees, Deer is a market leader in the design, manufacture and sale of home and kitchen electric appliances marketing to the vast Chinese domestic consumer markets as well as customers in more than 40 countries worldwide. Deer's product lines include blenders, juicers, pressure cookers and other home appliances designed to improve home lifestyles in today's fast-paced society. With more than 100 global and domestic clients/branded products including Black & Decker, Ariete, Disney, Toastmaster, Magic Bullet, Back to Basics, and Wal-Mart, Deer has enjoyed rapid sales and earnings growth in the recent years.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:
____________________________________

Corporate Contact:

James Chiu Chief Operating Officer
Deer Consumer Products, Inc.
Tel: 011-86-755-8602831

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,803,810	$2,782,026
Restricted cash	90,574	200,099
Accounts receivable, net	11,724,789	8,560,465
Advances to suppliers	3,029,003	5,015,479
Other receivables	425,649	489,286
Short term investments	-	29,340
Due from related party	-	331,267
Inventories	8,348,225	7,680,851
Other current assets	-	13,342
Total current assets	28,422,050	25,102,155

PROPERTY AND EQUIPMENT, net	10,569,106	11,291,202
CONSTRUCTION IN PROGRESS	1,798,861	892,897
INTANGIBLE ASSETS, net	398,860	404,125
OTHER ASSETS	29,840	39,689
TOTAL ASSETS	$41,218,717	$37,730,068

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,166,903	$8,968,088
Other payables	1,225,099	760,632
Unearned revenue	2,454,242	3,305,966
Accrued payroll	609,542	168,282
Short term loans	-	3,552,841
Advances from related party	80,070	274,805
Notes payable	4,828,684	3,155,348
Tax and welfare payable	2,195,666	1,533,013
Total current liabilities	20,560,206	21,718,975

LONG-TERM LOAN	732,500	733,500
TOTAL LIABILITIES	21,292,706	22,452,475

STOCKHOLDERS' EQUITY:
Common Stock, $0.001 par value; 75,000,000 shares authorized;
11,281,558 and 9,826,123 shares issued and oustanding
as of June 30, 2009 and December 31, 2008, respectively	11,282	9,826
Additional paid-in capital	11,676,849	9,339,197
Development funds	669,398	542,701
Statutory reserve	1,338,798	1,085,403
Other comprehensive income	2,283,258	2,345,698
Retained earnings	3,946,426	1,954,768
Total stockholders' equity	19,926,011	15,277,593
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$41,218,717	$37,730,068

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Three Months Ended June 30,		Six Month Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$15,310,503	$11,403,758	$22,182,719	$20,502,927

Cost of Revenue	11,519,865	9,316,186	16,732,569	16,294,338

Gross profit	3,790,638	2,087,572	5,450,150	4,208,589

Operating expenses
Selling expenses	727,911	770,748	911,253	1,209,416
General and administrative expenses	806,323	683,622	1,177,904	1,239,502
Total operating expenses	1,534,234	1,454,370	2,089,157	2,448,918

Income from operations	2,256,404	633,202	3,360,993	1,759,671

Non-operating income (expense):
Financing costs	(65,835)	40,716	(120,661)	(46,435)
Interest income	1,037	3,471	2,656	6,855
Interest expense	(44,687)	(69,362)	(104,692)	(89,857)
Other income (expense)	(2,015)	43,123	(3,896)	76,221
Realized loss on trading securities	-	(34,388)	-	(34,388)
Foreign exchange gain (loss)	(9,997)	274,319	(80,503)	345,926

Total non-operating income (expense)	(121,497)	257,879	(307,096)	258,322

Income before income tax	2,134,907	891,081	3,053,897	2,017,993

Income tax	420,031	312,937	682,147	624,303

Net income	1,714,876	578,144	2,371,750	1,393,690

Other comprehensive income
Foreign currency translation gain (loss)	(42,108)	358,640	(62,440)	937,590

Comprehensive Income	$1,672,768	$936,784	$2,309,310	$2,331,280

Weighted average shares outstanding :
Basic	10,813,206	7,847,853	10,408,604	7,847,853
Diluted	10,853,083	7,847,853	10,438,480	7,847,853

Earnings per share:
Basic	$0.16	$0.07	$0.23	$0.18
Diluted	$0.16	$0.07	$0.23	$0.18

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Month Ended June 30,
	2009	2008
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,371,750	$1,393,690
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	707,567	520,861
Amortization	4,716	9,232
Foreign exchange (gain)/loss	-	(345,926)
Realized loss on short term investments	-	34,388
(Increase) / decrease in assets:
Accounts receivable	(3,177,512)	(1,235,681)
Other receivables	68,397	(193,907)
Inventories	(678,170)	(1,831,539)
Due from related party	330,974	(3,413,338)
Advances to suppliers	1,980,585	345,291
Tax rebate receivable	-	651,925
Other assets	20,792	(3,697)
Increase / (decrease) in current liabilities:
Accounts payable	211,143	3,710,793
Unearned revenue	(847,621)	(32,213)
Other payables	462,873	37,909
Due to related party	(194,491)	(784,380)
Accrued payroll	441,700	95,652
Tax and welfare payable	665,060	(79,745)

Net cash provided by (used in) operating activities	2,367,763	(1,120,685)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(532)	(245,122)
Acquisition (disposal) of intangible assets	-	5,686
Construction in process	(907,615)	(536,404)
Changes in restricted cash	109,304	(121,221)
Sale of short-term investments	29,302	141,691

Net cash used in investing activities	(769,541)	(755,370)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	1,678,439	-
Repayments of notes payable	-	(29,116)
Proceeds from issuance of short term loans	-	1,004,376
Proceeds from sale of common stock	2,678,000	-
Offering costs paid	(338,892)	-
Payment on notes short term loans	(3,549,693)	-
Change in advance to related party, net	-	(274,001)

Net cash provided by financing activities	467,854	701,259

Effect of exchange rate changes on cash and cash equivalents	(44,292)	66,154

NET DECREASE IN CASH & CASH EQUIVALENTS	2,021,784	(1,108,642)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,782,026	1,511,545

CASH & CASH EQUIVALENTS, ENDING BALANCE	$4,803,810	$402,903

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$102,024	$89,857
Income taxes paid	$440,315	$267,296